UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 16, 2010

Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road,
Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452

(Registrant’s Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 16, 2010, Microfluidics International Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders elected each of the six nominees for directors and ratified the appointment of Markum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The Company’s stockholders did not approve the amendments to the 2006 Stock Plan.  The voting results are indicated below:

(1)   Election of six directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal and resignation:

Director	For	Against	Abstain	Broker-Non Votes
Michael C. Ferrara	3,934,122	1,481,755	16,465	3,915,473
George Uveges	3,526,503	1,889,289	16,550	3,915,473
Leo Pierre Roy	3,377,108	2,036,684	18,550	3,915,473
Eric G. Walters	3,898,135	1,515,657	18,550	3,915,473
Henry Kay	3,986,620	1,430,172	15,550	3,915,473
Stephen J. Robinson	3,983,635	1,433,157	15,550	3,915,473

(2)   To amend the 2006 Stock Plan to increase the number of shares of common stock authorized for issuance under the 2006 Stock Plan as well as to make certain other changes described in the proxy statement.

For	Against	Abstain	Broker-NonVotes
1,163,621	4,038,671	230,050	3,915,473

(3)   Ratification of the appointment of Markum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

For	Against	Abstain
9,330,901	33,866	13,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

June 18, 2010
	By:	/s/ Peter Byczko
Peter Byczko
Vice President of Finance and Chief Accounting Officer